Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

July 30, 2013

LIN TV Corp.

LIN Television Corporation

One West Exchange Street, Suite 5A

Providence, Rhode Island 02903

Ladies and Gentlemen:

We have acted as counsel to LIN TV Corp., a Delaware corporation (“LIN TV”), and LIN Television Corporation, a Delaware corporation and wholly-owned subsidiary of LIN TV (“LIN Television” and together with LIN TV, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Companies’ Registration Statement on Form S-3, dated as of the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of an aggregate initial offering price of up to $250,000,000 of (i) shares of Class A Common Stock, par value $0.01 per share, of LIN TV (the “Shares”), (ii) shares of preferred stock of LIN TV (“Preferred Shares”), (iii) senior and/or subordinated debt securities of LIN Television (the “Debt Securities”), (iv) guarantees by LIN TV and certain subsidiaries of LIN TV (the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”), (v) warrants (the “Warrants”) and (vi) units comprised of any of the foregoing (the “Units” and, together with the Shares, the Debt Securities, the Preferred Shares and the Warrants, as well as any Shares to be offered and sold by the Selling Securityholders (as defined below) the “Securities”) and relating to the sale by the selling securityholders to be identified in one of more prospectus supplements (the “Selling Securityholders”) from time to time of an aggregate initial offering price of up to $150,000,000 of the Shares.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) Second Amended and Restated Certificate of Incorporation of LIN TV; (ii) Third Amended and Restated Bylaws of LIN TV; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of senior note indenture (the “Senior Indenture”) between LIN Television and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (vi) the form of subordinated note indenture between LIN Television and the Trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) and (vii) such corporate, limited liability company and partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Companies and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies.

We have also assumed that (i) the underwriters, Trustee, warrant agent and unit agent, as applicable, when appointed, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement, the applicable Indenture and any supplemental indenture relating to the Debt Securities, the warrant agreement relating to the Warrants and the unit agreement relating to the Units, as applicable; (ii) all corporate action required to be taken by the Companies, the applicable Guarantors, underwriters, Trustee, warrant agent and unit agent to duly authorize each proposed issuance of Securities and to execute, deliver and perform each of the operative documents related to the offering of the Securities contemplated herein will have been completed; (iii) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (iv) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (v) the Indentures and any supplemental indentures thereto will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the applicable Company and the other party or parties thereto and (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.     Shares.  Assuming that the issuance and terms of any Shares and the terms of the offering thereof have been duly authorized, when (i) the LIN TV has received the consideration therefore specified in any applicable underwriting agreement or purchase agreement approved by the LIN TV’s board of directors or any authorized committee thereof, (ii) the consideration for such Shares is at least equal to the aggregate par value of such Shares, (iii) in the case of any Shares to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants, and (iv) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares, Warrants and other rights that are exchangeable for or convertible into Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, such Shares (including any Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2.     Preferred Shares.  Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (i) a certificate of designation fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and accepted for record, (ii) LIN TV has received the consideration therefore specified in any applicable underwriting agreement or purchase agreement approved by LIN TV’s board of directors or any authorized committee thereof, (iii) the consideration for such Preferred Shares is at least equal to the aggregate par value of such Preferred Shares and (iv) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants, such Preferred Shares (including any Preferred Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

3.     Debt Securities.  Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) an Indenture has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture and (iii) the Debt Securities have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the LIN Television’s board of directors or any authorized committee thereof, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of LIN Television, enforceable against LIN Television in accordance with their terms.

4.     Guarantees.  Assuming that the issuance and terms of any Guarantees and the terms of any offering thereof by the LIN Television have been duly authorized, when (i) an Indenture has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities and Guarantees has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Guarantees to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture and (iii) the Guarantees have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the LIN Television and the applicable Guarantors’ board of directors or board of managers, as applicable, or any authorized committee thereof, such Guarantees (including any Guarantees that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms.

5.     Warrants.  Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized when, (i) the terms of such Warrants to be issued under a warrant agreement or other rights agreement and the terms of their issuance and sale have been duly established in conformity with such warrant agreement or other rights agreement; (ii) the warrant agreement or other rights agreement relating to such Warrants has been duly authorized, executed and delivered; (iii) the warrant agreement or other rights agreement relating to such Warrants constitutes a legal, valid and binding obligation of the warrant agent, enforceable against it in accordance with its terms and (iv) such Warrants and any certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the LIN TV’s board of directors or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of LIN TV, enforceable against LIN TV in accordance with their terms.

6.     Units.  Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the terms of such Units to be issued under a unit agreement and the terms of their issuance and sale have been duly established in conformity with such unit agreement; (ii) the unit agreement relating to such Units has been duly authorized, executed and delivered; (iii) the unit agreement relating to such Units constitutes a legal, valid and binding obligation of the unit agent, enforceable against it in accordance with its terms; and (iv) such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Companies’ board of directors or any authorized committee thereof, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.  The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP